Exhibit 10.8

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is dated as of [      ], 202[    _], and is made by and between Intuitive Machines, Inc., a Delaware corporation (the “Company”), and the participant whose name appears on the signature page to this Agreement (“Grantee”). Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Intuitive Machines, Inc. 2023 Omnibus Long Term Incentive Plan, as amended from time to time.

Witnesseth:

Whereas, the Board has adopted the Plan to motivate Eligible Persons of the Company or its Affiliates by providing them with an ownership interest in the Company;

Whereas, Grantee has been granted the aggregate number of Restricted Stock Units set forth on the signature page to this Agreement; and

Whereas, Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such Restricted Stock Units on the terms and conditions set forth herein.

Now, therefore, to evidence the Restricted Stock Units so granted, and to set forth the terms and conditions governing such Restricted Stock Units, the Company and Grantee hereby agree as follows:

1. Grant. The Company hereby evidences and confirms its grant to Grantee, effective as of the date hereof (the “Grant Date”), of the aggregate number of Restricted Stock Units set forth on the signature page hereof.

2. Vesting.

(a) Vesting. Except as otherwise provided in this Agreement, subject to the continuous engagement or employment of Grantee by the Company or any Affiliate through the applicable vesting date, the Restricted Stock Units shall vest [     ].

(b) Acceleration. The Board or the Compensation Committee may accelerate the vesting of all or any portion of the Restricted Stock Units, at any time and from time to time. Notwithstanding the immediately preceding sentence, except as approved by the Board or the Compensation Committee or provided in [the Company’s Director Compensation Program or] a binding written agreement between Grantee and the Company, no Restricted Stock Units shall vest after the date on which Grantee receives a notice of termination of engagement or employment from the Company or tenders a notice of termination to the Company, as applicable.

3. Forfeiture.

(a) Termination. In the event Grantee’s employment or service to the Company and its Affiliates are terminated for any reason, the Restricted Stock Units (or portion thereof) that are not vested as of Grantee’s termination of employment or service (after taking into account any accelerated vesting described in Section 2(b)) shall be immediately forfeited and cancelled on the date of such termination of services.

(b) Breach of Restrictive Covenants; Termination for Cause. If Grantee (a) is terminated for Cause or (b) violates or fails to comply with the confidentiality, non-solicitation, non-competition, and other restrictive covenant provisions contained in any written agreement by and between Grantee and the Company or its Affiliates that are in effect, then all Restricted Stock Units (whether vested or unvested) shall be automatically and immediately forfeited and canceled without consideration therefor.

4. Transferability. Except as expressly permitted under Section 14(b) of the Plan, the Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

5. Settlement. As soon as reasonably practicable after each vesting date, but in no event later than the March 15 of the year following the year in which the applicable vesting date occurs, the Company will issue to Grantee a number of shares of Common Stock equal to the number of Restricted Stock Units that vested on such vesting date.

6. Recovery of Compensation. If Grantee violates the restrictive covenant provisions in any written agreement by and between Grantee and the Company or its Affiliates, or if Grantee is terminated for Cause, Grantee must reimburse the Company the full value of any vested Restricted Stock Units and the shares of Common Stock issued, and any other related rights. The forfeiture and clawback rights under this Section apply irrespective of whether the conduct was discovered during the course of Grantee’s employment or engagement. By accepting, or being deemed to have accepted, the Restricted Stock Units, Grantee expressly agrees to be bound by the terms of this Section 6 and the terms of any other clawback or recoupment policy of the Company that applies to incentive compensation that includes the Restricted Stock Units.

7. General Provisions.

(a) Plan Provisions. The Restricted Stock Units granted hereunder are being issued pursuant to and in accordance with the Plan and, as such, are subject in all respects to the Plan, all of the terms of which are made a part of and incorporated into this Agreement. In the event of any conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

(b) No Rights as a Stockholder. Grantee shall have no voting or other rights as a stockholder of the Company with respect to any Restricted Stock Units (or portion thereof) until the Restricted Stock Units (or portion thereof) have been settled and issued in accordance with the terms and conditions of Section 5 of this Agreement and Section 9(d)(ii) of the Plan.

(c) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Grantee is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent applicable laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

(d) Binding Effect; Benefits; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(e) Amendment. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Compensation Committee; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the Restricted Stock Units without the prior written consent of Grantee.

(f) Section 409A.

(i) Generally. This award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Board or the Compensation Committee determines that this award (or any portion thereof) may be subject to Section 409A, the Board or the Compensation Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Grantee or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board or the Compensation Committee determines are necessary or appropriate for this award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

(ii) Specified Employee. If Grantee is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to Grantee (or in the event of Grantee’s death, Grantee’s representative or estate) before the earlier of (i) the first business day after the date that is six months following the date of Grantee’s termination of service, and (ii) within 30 days following the date of Grantee’s death. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and this Agreement to “termination of service” or similar terms shall mean a “separation from service.” If the Restricted Stock Units are or become subject to Code Section 409A, unless this Agreement provides otherwise, such Restrictive Stock Units shall be payable upon Grantee’s “separation from service” within the meaning of Code Section 409A. If the Restricted Stock Units are or become subject to Code Section 409A and if payment of such Restricted Stock Units would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.

(g) Assignability. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

(h) Counterparts; Section Headings. This Agreement may be executed in any number of counterpart, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile or portable document format copy of this Agreement as a fully binding original. Except as otherwise indicated, references herein to any “Section” means a “Section” of this Agreement, and the section headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

(i) Entire Agreement. This Agreement, together with the Plan and any other documents incorporated by reference herein, constitutes the entire obligation of the parties with respect to the grant of Restricted Stock Units and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.

-- Signature page follows --

In Witness whereof, the Company and Grantee have executed this Restricted Stock Unit Award Agreement as of the date first above written.

Intuitive Machines, Inc.

By:
Name:
Title:

Grantee

[ ]

Address:

Number of Restricted
Stock Units: [ ]

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